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EXHIBIT 99.1

                           CAUTIONARY STATEMENT

     Reality Interactive, Inc. (the "Company"), or persons acting on behalf of the Company, or outside reviewers retained by the Company making statements on behalf of the Company, or underwriters, from time to time make, in writing or orally, "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in conjunction with an identified forward-looking statement, this Cautionary Statement is for the purpose of qualifying for the "safe harbor" provisions of such sections and is intended to be a readily available written document that contains factors which could cause results to differ materially from such forward-looking statements. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

     The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of the Company. Reference to this Cautionary Statement in the context of a forward-looking statement or statements shall be deemed to be a statement that any or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements:

     DEVELOPMENT STAGE COMPANY. The Company was incorporated in May 1994. The Company has only a limited history of operations, and its sales and marketing efforts have not yet generated predictable or significant revenues.
 The Company's prospects for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation and development of a new business in an emerging industry. In addition, due to the uncertainty in growth of a development stage company and the rate of change in the industry perceived by the Company, the Company is uncertain of the time frame or amount of funding required to accomplish its business objectives.

     DEVELOPING MARKET; MARKET ACCEPTANCE. The market for educating and training businesses has historically been served by consultants, instructor-led training and training publications such as books, manuals and tapes. Currently, there is little use of interactive multimedia education and training products by businesses, and many of the Company's potential customers do not own or have access to multimedia compatible equipment. The Company's future success will depend upon, among other factors, the extent to which companies acquire multimedia equipment compatible with the Company's products, the adoption and use of interactive multimedia education and training programs and the Company's ability to develop its custom multimedia service business. In addition, the Company's success will depend in part on its ability to market and sell multiple copies of its products to large corporate customers. In the event that adoption and use of multimedia equipment compatible with the Company's products do not become widespread, the number of potential customers of the Company will be limited. There can be no assurance that the Company's products, the prices the Company charges for its products or its custom multimedia services will be acceptable to the market, or that the Company will be able to sell multiple copies of its existing products to large corporate customers.

     LIMITED MARKETING CAPABILITY. The Company currently has a small sales and marketing staff and limited number of strategic alliances relating to distribution of its products. There can be no assurance that the Company will be able to build a suitable sales force or enter into satisfactory marketing alliances with third parties, or that its sales and marketing efforts will be successful.

     DEPENDENCE ON DIVERSIFICATION OF PRODUCT OFFERINGS. The Company currently has a limited number of product offerings, and purchasers of the Company's products are not required to purchase additional products. Accordingly, the Company's products represent non-recurring revenue sources, and the success of the Company is dependent, in part, on its ability to develop sustained demand for its current products and to


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develop and sell additional products.  There can be no assurance that the
Company will be successful in developing and maintaining such demand or in developing and selling additional products.

     DEPENDENCE ON EVOLVING INDUSTRY STANDARDS. The Company's initial product offerings prepare businesses for adherence to worldwide management standards. The failure of the Company to enhance its products in a timely manner to changes in the standards, the lack of public acceptance of such standards or the delay in introduction of or enhancement to such standards would materially adversely affect the Company's operations.

     TECHNOLOGICAL CHANGE. The industry in which the Company competes is characterized by rapid technological change. The introduction of products embodying new technology can render existing products and product formats obsolete and unmarketable. The Company's success will depend on its ability to anticipate changes in technology and to develop and introduce new and enhanced products in a timely manner in response to technological changes, or if products or product enhancements by the Company do not achieve market acceptance, the Company's business would be materially adversely affected.

     FUTURE ADDITIONAL CAPITAL REQUIREMENTS; NO ASSURANCE FUTURE CAPITAL WILL BE AVAILABLE. If the Company is unable to generate substantial revenues from its operations or if the Company's expenses exceed expectations, the Company will likely require additional funds to meet its capital requirements. The Company does not currently have available bank financing. The Company may be required to raise additional funds through public or private financings, including equity or debt financings, or through collaborative arrangements. There can be no assurance that additional financing would be available to the Company on favorable terms, or at all. If funding is not available when needed or on acceptable terms, the Company may be forced to curtail its operations significantly or cease operations and abandon its business entirely.

     COMPETITION. The business education and training industry, as well as the custom multimedia services industry, is highly competitive. A large number of companies are currently developing interactive, multimedia-based training, educational and instructional aids. Competitors also include national, regional and local accounting firms engaged in industrial consulting and instructor-led training and companies which market training tools such as books, videos and audio tapes. Some of the Company's existing competitors, as well as a number of potential competitors, have larger technical staffs, more established marketing and sales organizations, and greater financial resources than the Company. There can be no assurance the Company will be able to compete successfully with such companies, or at all.

     FLUCTUATIONS IN OPERATING RESULTS. The Company's future operating results may vary substantially from quarter to quarter. At its current stage of operations, the Company's quarterly revenues and results of operations may be materially affected by the timing of the development and market acceptance of the Company's products. Generally, operating expenses will be higher during periods in which product development costs are incurred and marketing efforts are commenced. Due to these and other factors, including the general economy, stock market conditions and announcements by the Company or its competitors, the market price of the securities offered hereby may be highly volatile.

     DEPENDENCE ON KEY PERSONNEL; LACK OF EMPLOYMENT AND NONCOMPETITION AGREEMENTS. The success of the Company is dependent in large part upon the ability of the Company to attract and retain key management and operating personnel. Qualified individuals are in high demand and are often subject to competing offers. There can be no assurance that the Company will be able to attract and retain the qualified personnel needed for its business. The Company has no employment or noncompetition agreements with any of its management or other personnel.

     DEPENDENCE ON ABILITY TO RETAIN SUBJECT MATTER EXPERTS. The Company's product development strategy, including off-the-shelf and custom multimedia products, may require the Company to retain third-party subject matter experts to perform research and development functions by providing accurate and informative content for the Company's products. There can be no assurance that the Company will be able to continue to


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attract and retain qualified subject matter experts required to develop new products, enhance existing products and satisfy customer contractual requirements. The inability of the Company to attract and retain such experts could have a material adverse effect on the Company and its prospects.

     INTELLECTUAL PROPERTY. The Company regards its multimedia products as proprietary and relies primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain or use the Company's products or technology without authorization, or to develop similar products or technology independently. If unauthorized use or copying of the Company's products were to occur to any substantial degree, the Company's business and results of operations could be materially adversely affected. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar products.

     The Company believes that developers of multimedia products may increasingly be subject to such claims as the number of products and competitors in the industry grows and the functionality of such products in the industry overlaps. Any such claim, with or without merit, could result in costly litigation and could have a material adverse effect on the Company.

     LACK OF PRODUCT LIABILITY INSURANCE. The Company may face a risk of exposure to product liability claims in the event that use of its products is alleged to have resulted in damage to its customers. The Company does not currently carry product liability insurance. There can be no assurance that such insurance will be available on commercially reasonable terms, or at all, or that such insurance, even if obtained, would adequately cover any product liability claim. A product liability or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on the business and prospects of the Company.


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